Exhibit 23.3



                         CONSENT OF BASS & ULLMAN, P.C.

We consent to the inclusion in this Registration Statement on Form SB-2 of our opinion dated October 24, 1996 regarding MD Labs, Inc. We also consent to the reference to our firm under the caption "Experts."

Facsimile and other copies of this Consent may be used to serve as an original.


                                        BASS & ULLMAN, P.C.
                                        747 Third Avenue
                                        New York, New York  10017

                                   By   /s/ Jacob Laufer
                                     ---------------------
                                       JACOB LAUFER
                                       A member of the Firm